Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2001 included in Choice One Communications Inc.'s Form 10-K for the year ended December 31, 2000 and our report dated June 8, 2001 included in Choice One Communications Inc.'s Form 11-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP


Rochester, New York
December 21, 2001